UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2019 (September 15, 2019)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6210 Ardrey Kell Road Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip Code)

(980) 264-4300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 16, 2019, NN, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company has appointed Warren A. Veltman as the Company’s interim President and Chief Executive Officer, effective immediately. Mr. Veltman succeeds Richard D. Holder as the Company’s President and Chief Executive Officer, who has departed the Company, effective immediately.

Mr. Veltman, age 58, joined us in September 2014 as Senior Vice President and General Manager of our former Autocam Precision Components Group. Most recently, Mr. Veltman served as Executive Vice President of our Mobile Solutions Group. Prior to joining us, Mr. Veltman served as Chief Financial Officer of Autocam Corporation from 1990 and Secretary and Treasurer since 1991. Prior to Mr. Veltman’s service at Autocam, Mr. Veltman was an Audit Manager with Deloitte & Touche LLP.

The Board has not yet established any new compensation arrangements for Mr. Veltman’s service as interim President and Chief Executive Officer. Mr. Veltman will continue to be subject to his existing Executive Employment Agreement, dated September  9, 2014, which was filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference.

In connection with Mr. Holder’s departure, the Company and Mr. Holder entered in a separation agreement and general release dated September 15, 2019 (the “Separation Agreement”). Mr. Holder will receive severance payments equal to his last base salary of $972,000 for a period of 12 months following his separation date, his annual target bonus in the amount of $656,752 and an additional payment in the amount of $37,000. Further, 52,496 unvested shares of restricted stock owned by Mr. Holder will vest, and the exercise period for his options to purchase shares of common stock will remain outstanding and exercisable until the tenth anniversary of the applicable date of grant. In consideration of the payments and benefits provided under the Separation Agreement, Mr. Holder agreed to certain confidentiality, non-disparagement, non-competition and non-solicitation restrictions, as well as other restrictive covenants, provided a global release of all claims and resigned from the Board, effective as of September 13, 2019.

The foregoing description of the terms of the Separation Agreement is only a summary and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with his resignation as President and Chief Executive Officer, Mr. Holder also resigned his position as a director of the Company effective as of September 13, 2019. His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following Mr. Holder’s departure, Mr. Veltman was appointed to the Board, effective September 15, 2019.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On September 16, 2019, the Company issued a press release regarding Mr. Holder’s departure. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including the press releases, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated as of September 15, 2019, by and between NN, Inc. and Richard D. Holder

99.1	Press Release issued by NN, Inc. dated September 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2019

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President, General Counsel